Exhibit 4.2

SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES
_________C

CHINA HOLDINGS ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF
$.001 EACH OF THE COMMON STOCK OF

CHINA HOLDINGS ACQUISITION CORP.

     transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The
Corporation will be forced to liquidate if it is unable to complete a business combination by _________ or ________, all as more fully described in the
Corporation’s final prospectus dated _______, 2007. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

CHINA HOLDINGS ACQUISITION CORP.
CORPORATE
SEAL 2007
DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with right of survivorship
and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

CHINA HOLDINGS ACQUISITION CORP.

     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust account only in the event of the Company’s liquidation upon a failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon an extension of the period of time to complete a business combination to 36 months which he voted against and which is approved by the shareholders of the Company as set forth in the Company’s prospectus and upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.